                                                                    EXHIBIT 23.7

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

                                October 28, 2003

      We hereby consent to the use in this Registration Statement on Amendment Number 1 to Form S-4 of the form of our letter to the Board of Directors of United National Bancorp included as Annex B to the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    KEEFE, BRUYETTE & WOODS, INC.


                                    By:   /s/ Joseph H Moeller
                                          -----------------------------
                                    Name: Joseph H Moeller
                                    Title: Managing Director